Exhibit 99.3

American Rebel Board and Executive Leadership Convert Approximately $2.05 Million of Accrued Fees and Compensation into Equity, Further Strengthening Stockholders’ Equity and Reducing Accrued Liabilities

Board of Directors, senior management (including the President and Chief Executive Officer) and former President elect to convert accrued obligations into Series D Convertible Preferred Stock; action supports continued stockholders’ equity improvement and commitment to continued corporate actions to support ongoing Nasdaq listing

NASHVILLE, TN., Jan. 09, 2026 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”) today highlighted a significant leadership alignment and balance-sheet strengthening action in which the Company’s Board of Directors and senior leadership—including its President, Chief Executive Officer and former President—elected to convert accrued board fees, compensation-related amounts, and certain other accrued obligations into equity.

As disclosed in the Company’s Current Report on Form 8-K filed on January 6, 2026, these non-cash conversions were effectuated through the issuance of the Company’s Series D Convertible Preferred Stock (stated value $7.50 per share) in exchange for accrued obligations previously reflected as liabilities on the Company’s balance sheet.

“Choosing equity is what leadership alignment looks like,” said Andy Ross, Chief Executive Officer of American Rebel Holdings, Inc. “Our Board and management team are converting accrued fees and compensation into equity because we believe in the long-term value we’re building. This action strengthens our balance sheet, improves stockholders’ equity, and reinforces our commitment to taking all critical corporate actions and any steps necessary to maintain our Nasdaq listing. We’re executing a disciplined plan, and we believe the foundation we’ve built positions American Rebel for continued momentum ahead.”

Strengthening Stockholders’ Equity and Reducing Accrued Obligations

In aggregate, Company leadership and directors have converted approximately $2.05 million of accrued obligations (including accrued advances, bonuses, “other owed amounts,” and director fees) into equity.

Management believes this action is expected to:

●	Reduce accrued liabilities and certain accrued obligations on the Company’s balance sheet (including accrued compensation and director fees), subject to final accounting treatment under U.S. GAAP;
●	Improve stockholders’ equity by reclassifying accrued obligations into equity (a non-cash balance-sheet improvement);
●	Preserve cash that otherwise could have been used to satisfy these accrued obligations; and
●	Deepen insider alignment with stockholders through increased long-term equity exposure.

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The Company views these conversions as part of a broader, continuing series of strategic actions aimed at maintaining its Nasdaq listing and driving sustained improvements to stockholders’ equity.

Leadership and Director Participation (As Disclosed; Updated for Subsequent Change)

The Form 8-K discloses the following Series D issuances in exchange for accrued amounts owed to leadership and directors, among other matters:

●	Doug Grau (former President): 62,211 shares of Series D for accrued advances totaling $466,581.10
●	Charles A. Ross, Jr. (“Andy Ross”), Chairman & CEO: 73,439 shares of Series D for accrued bonuses and other owed amounts totaling $550,791.96
●	Corey Lambrecht, COO, President & Director: 69,381 shares of Series D for accrued bonuses, other owed amounts, and accrued board member fees totaling $520,351.28
●	Michael Dean Smith (Independent Director): 23,923 shares of Series D for accrued director fees totaling $179,416.67
●	C. Stephen Cochennet (Independent Director): 23,923 shares of Series D for accrued director fees totaling $179,416.67
●	Larry Sinks (Independent Director): 36,439 shares of Series D for accrued director fees of $153,291.66 and loan interest of $120,000.00

Subsequent to the January 6, 2026, Form 8-K filing, the Company and Larry Sinks mutually agreed to cancel the conversion of the $120,000.00 of accrued loan interest. Mr. Sinks remains committed to converting his accrued board member fees. The Company expects to file a new Form 8-K to update the total insider conversions to reflect this change (reducing the previously disclosed aggregate conversion amount by $120,000.00, from approximately $2.17 million to approximately $2.05 million).

2025 Strategic Actions: A Documented Pattern of Nasdaq and Equity-Focused Execution

American Rebel noted that this leadership fee conversion continues a multi-quarter series of corporate actions publicly communicated throughout 2025, including:

●	Regaining Nasdaq periodic filing compliance (February 2025)
●	Reverse stock split with round lot shareholder protection (March 2025)
●	Private placement financing (April 2025)
●	Nasdaq hearing request and equity improvement actions (August 2025)
●	Strategic Nashville property equity initiative (September 2025)
●	Bank of America default resolution and litigation closure (September 2025)
●	Additional reverse split action (October 2025)
●	Nasdaq Hearings Panel determination confirming compliance (November 2025)

Regulatory and Transaction Disclosure

SEC Disclosure and Transaction Scope

The transactions described in this press release were publicly disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”), which reports, among other matters: (i) the Company’s exercise of an option to acquire additional membership interests in RAEK Data, LLC, (ii) the Company’s entry into a sponsorship agreement with True Speed Enterprises, Inc. and related entities, (iii) amendments to the Company’s 2025 Stock Incentive Plan, and (iv) the issuance of shares of Series D Convertible Preferred Stock in connection with these matters, including issuances to directors and executive officers in exchange for accrued obligations.

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Form S-8 Filing

The Company has also filed a registration statement on Form S-8 with the SEC in connection with the Amended and Restated 2025 Stock Incentive Plan and related issuances (including shares reserved for issuance upon conversion, as applicable). The Form S-8 is available on EDGAR at: https://www.sec.gov/Archives/edgar/data/1648087/000149315226000951/forms-8pos.htm

Consideration Paid in Series D Convertible Preferred Stock

As disclosed, certain Company obligations were satisfied through the issuance of the Company’s Series D Convertible Preferred Stock (stated value $7.50 per share). These issuances included shares issued in exchange for accrued advances, accrued bonuses and other owed amounts, and accrued director fees (and, as originally disclosed, certain interest amounts), reflecting a non-cash settlement of amounts previously recorded as liabilities.

Potential Conversion Into Common Stock; Share Reservations Under the Incentive Plan

The Company’s Form 8-K discloses that, in connection with certain Series D issuances to insiders, the Company reserved shares of common stock under the Amended and Restated 2025 Stock Incentive Plan for issuance upon conversion, including: (i) 367,195 shares reserved for the CEO’s Series D conversion, (ii) 346,905 shares reserved for the President/COO’s Series D conversion, (iii) 119,615 shares reserved for each of two independent directors’ Series D conversion, and (iv) 102,195 shares reserved for an independent director’s Series D conversion associated with accrued board fees, as disclosed.

The True Speed Enterprises Sponsorship Agreement filed as an exhibit to the Form 8-K further states that each share of Series D Convertible Preferred Stock is convertible into five shares of the Company’s common stock.

Accounting and Balance Sheet Impact; No Assurance

Any discussion in this press release regarding the expected balance sheet impact of these transactions (including the reduction of accrued liabilities and potential changes to stockholders’ equity) reflects management’s current expectations based on the structure of the transactions as disclosed. Final accounting treatment will be determined in accordance with U.S. GAAP and will be reflected in the Company’s future SEC filings, and may differ from expectations based on, among other things, valuation, classification, presentation, and disclosure requirements.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under applicable securities laws.

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About American Rebel Holdings, Inc. (NASDAQ: AREB)

American Rebel is a patriotic lifestyle brand that began as a designer and marketer of branded safes and personal security products. Over time, the Company has expanded into additional consumer categories—including American Rebel Light Beer, apparel and accessories—seeking to serve customers who identify with the American Rebel brand and its values. With the launch and ongoing rollout of American Rebel Light Beer in 2024, the Company is pursuing growth across the United States alongside experienced distribution partners in the premium light lager segment.

Watch the American Rebel Story as told by our CEO Andy Ross: The American Rebel Story. Additional information, including the Company’s filings with the SEC, can be found on the investor relations section of American Rebel’s website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding: (i) the expected accounting treatment, classification, presentation, and balance sheet impacts of the Series D Convertible Preferred Stock issuances and related liability reductions (including any expected improvement in stockholders’ equity); (ii) the Company’s expectation to file an additional Current Report on Form 8-K to update previously disclosed insider conversions and related totals following the mutual cancellation of the conversion of $120,000 of accrued loan interest previously disclosed with respect to Larry Sinks; (iii) the Company’s ability to maintain compliance with Nasdaq continued listing standards (including stockholders’ equity, minimum bid price, and other qualitative and quantitative requirements); (iv) the timing, content, and outcome of filings with the SEC, including the Company’s ability to file, maintain, and/or obtain effectiveness of registration statements and other filings contemplated by the Company’s agreements and disclosures (including, without limitation, any Form S-1 filing obligations referenced in the disclosures and any shares registered on Form S-8); (v) the potential conversion of Series D Convertible Preferred Stock into shares of common stock (including the timing and extent of any such conversions), the sufficiency of authorized and available shares for issuance, and the effectiveness and application of share reservation mechanics and plan limits under the Amended and Restated 2025 Stock Incentive Plan; (vi) the Company’s ability to satisfy contractual requirements and timelines (including registration rights and related provisions), and the potential consequences of any failure to do so; (vii) the potential dilutive impact of equity issuances and conversions; and (viii) the Company’s expectations regarding the strategic benefits of these transactions, including leadership alignment with stockholders, preservation of cash resources, and continued progress toward corporate initiatives.

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Forward-looking statements are based on management’s current expectations, estimates, assumptions, and projections as of the date of this press release, and are subject to known and unknown risks, uncertainties, and other factors that may cause actual results, outcomes, or timing to differ materially from those expressed or implied by the forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “should,” “target,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Factors that could cause actual results to differ materially include, without limitation: (a) the final accounting treatment of the transactions described herein under U.S. GAAP, including valuation determinations, classification between liabilities and equity, and related presentation and disclosure requirements; (b) the possibility that the SEC may review, comment on, delay, or not declare effective any registration statement or other filing (including any contemplated Form S-1), or that the Company may be unable to timely file or maintain effectiveness of registration statements or periodic reports for any reason; (c) the risk that the Company may not be able to meet Nasdaq continued listing requirements in the future (including due to changes in stockholders’ equity, market value, minimum bid price, corporate governance requirements, or other factors), and the risk of additional compliance actions, trading suspension, or delisting; (d) the risk that conversions of Series D Convertible Preferred Stock into common stock may not occur as anticipated, may be delayed, may be limited by contractual provisions (including beneficial ownership limitations), regulatory considerations, market conditions, or other factors, or may result in greater-than-anticipated dilution; (e) the availability of sufficient authorized and unissued shares of common stock, and the application of equity plan limits, share reservation mechanics, and other corporate or legal requirements affecting issuance capacity; (f) the Company’s ability to perform its obligations under commercial agreements described in its SEC filings (including any sponsorship arrangements and related registration rights), and the impact of any disputes, enforcement actions, penalties, or additional consideration provisions triggered by non-performance; (g) the Company’s ability to rely on exemptions from registration for securities issuances described in its SEC filings and the risk of differing interpretations by regulators or third parties; (h) adverse developments in the Company’s operating results, liquidity, or access to capital; (i) volatility in the trading price and liquidity of the Company’s securities; and (j) general economic, market, regulatory, and competitive conditions.

Additional information regarding these and other risks is included in the Company’s filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as such filings may be amended or supplemented from time to time. The Company cautions investors not to place undue reliance on forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations: ir@americanrebel.com

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